As filed with the Securities and Exchange Commission on February 10, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTSMAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	42-1648585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Huntsman Way

Salt Lake City, Utah 84108

(801) 584-5700

(Address of principal executive offices, including zip code)

Huntsman Corporation Stock Incentive Plan

(Full title of the plan)

Samuel D. Scruggs

Executive Vice President, General Counsel and Secretary

500 Huntsman Way

Salt Lake City, Utah 84108

(Name and address of agent for service)

(801) 584-5700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01	21,590,909 shares	$20.725	$447,471,590	$47,880

(1)           Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Huntsman Corporation Stock Incentive Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange on February 6, 2006.

PART I

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

In accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement. The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents that we filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 12, 13(a), or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference and made a part of this registration statement:

•                  our annual report on Form 10-K for the year ended December 31, 2004 (Item 8 of which has been updated by our current report on Form 8-K filed on February 10, 2006);

•                  our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005;

•                  our current reports on Form 8-K (excluding any information furnished under Items 2.02 or 7.01 thereof) filed on March 28, 2005, July 6, 2005, July 15, 2005, August 16, 2005, August 22, 2005, September 27, 2005, November 8, 2005, December 30, 2005 and February 10, 2006; and

•                  the description of our common stock contained in our registration statement on Form 8-A filed on February 9, 2005 (including any amendment or report filed for the purpose of updating such description).

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) subsequent to the effective date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of those documents.  Any statement contained in this registration statement or in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement.  Any statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation, under certain circumstances, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, such indemnification is available if he had no reasonable cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The registrant’s Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the registrant, or, while a director or officer of the registrant, serves at the request of the registrant, as a director, officer, employee, trustee or agent of any corporation, partnership or other entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent, and shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

The Bylaws also provide that the registrant may maintain insurance, at the registrant’s expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (d) for any transaction from which the director derived improper personal benefit. The Amended and Restated Certificate of Incorporation of the Registrant contains such a provision.

Huntsman Corporation has entered into customary indemnification agreements with its directors and some of its officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description
3.1

Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.1	Huntsman Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.2	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.20 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.3	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.21 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.4	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.22 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.5	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.23 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.6	Form of Non-qualified Stock Option Agreement for Outside Directors (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K (File No. 001-32427) filed on November 8, 2005)

4.7*	Form of Restricted Stock Agreement for Outside Directors

4.8*	Form of Restricted Stock Unit Agreement for Outside Directors

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (Included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*     Filed herewith.

Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Huntsman Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah on February 10, 2006.

HUNTSMAN CORPORATION
(Registrant)

By:	/s/ Peter R. Huntsman
Peter R. Huntsman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Huntsman Corporation (the “Company”) hereby constitutes and appoints J. Kimo Esplin and Samuel D. Scruggs, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on February 10, 2006.

Signature	Capacity

/s/ Jon M. Huntsman	Chairman of the Board of Directors and Director
Jon M. Huntsman

/s/ Peter R. Huntsman	President, Chief Executive Officer and Director
Peter R. Huntsman	(Principal Executive Officer)

/s/ J. Kimo Esplin	Executive Vice President and Chief Financial Officer
J. Kimo Esplin	(Principal Financial Officer)

/s/ L. Russell Healy	Vice President and Controller
L. Russell Healy	(Principal Accounting Officer)

Signature	Capacity

/s/ Nolan D. Archibald	Director
Nolan D. Archibald

/s/ Marsha J. Evans	Director
Marsha J. Evans

/s/ H. William Lichtenberger	Director
H. William Lichtenberger

/s/ David J. Matlin	Director
David J. Matlin

/s/ Richard Michaelson	Director
Richard Michaelson

/s/ Christopher R. Pechock	Director
Christopher R. Pechock

/s/ Wayne A. Reaud	Director
Wayne A. Reaud

/s/ Alvin V. Shoemaker	Director
Alvin V. Shoemaker

EXHIBIT INDEX

Exhibit Number	Description

3.1

Amended and Restated Certificate of Incorporation of Huntsman Corporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.1	Huntsman Corporation Stock Incentive Plan (incorporated by reference to Exhibit 10.19 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.2	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.20 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.3	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.21 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.4	Form of Stock Appreciation Rights Agreement (incorporated by reference to Exhibit 10.22 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.5	Form of Phantom Share Agreement (incorporated by reference to Exhibit 10.23 to our registration statement on Form S-1 (File No. 333-120749) filed on November 24, 2004)

4.6	Form of Non-qualified Stock Option Agreement for Outside Directors (incorporated by reference to Exhibit 10.1 to our current report on Form 8-K (File No. 001-32427) filed on November 8, 2005)

4.7*	Form of Restricted Stock Agreement for Outside Directors

4.8*	Form of Restricted Stock Unit Agreement for Outside Directors

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (Included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page contained in Part II of this registration statement).

*     Filed herewith.